EXHIBIT 15


                              October 6, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Alcoa Inc.



     1.   Form S-8  (Registration Nos.33-24846 and 333-00033)
          Alcoa Savings Plan for Salaried Employees; Alcoa
          Fujikura Ltd. Salaried 401(k) Savings Plan

     2.   Form S-8  (Registration Nos.33-22346, 33-49109,
          33-60305, 333-27903, 333-62663 and 333-79575)
          Long Term Stock Incentive Plan; Alumax Inc. Long
          Term Incentive and Employee Equity Ownership
          Plans; Alcoa Stock Incentive Plan

     3.   Form S-3 (Registration No. 33-60045) and
          Form S-3 (Registration No. 33-64353) and
          Form S-3 (Registration No. 333-59381)
          Debt Securities and Warrants to Purchase Debt Securities, Preferred Stock and Common Stock of the Company and Trust Preferred Securities of Alcoa Trust I

     4.   Form S-4 (Registration No. 333-58227)
          Registration of Alcoa common stock, par value $1.00 per share


Ladies and gentlemen:

We are aware that our report dated October 6, 1999, accompanying interim financial information of Alcoa
Inc. and subsidiaries for the three-month and nine-month periods ended September 30, 1999 and 1998, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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